EXHIBIT 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), effective the 16th day of December, 2007, is made by and between VICIS CAPITAL MASTER FUND (the “Purchaser”), and MEDICAL SOLUTIONS MANAGEMENT INC., a Nevada corporation (the “Company”).

RECITALS:

WHEREAS, pursuant to the terms and conditions hereof, the Company wishes to sell, and the Purchaser desires to purchase, a note issued by the Company in the form attached hereto as Exhibit A, in the principal amount of $1,000,000 (the “Bridge Note”) and a Warrant (as defined in Section 5.2 below) in a bridge financing (“Bridge Financing”).

WHEREAS, the parties agree that the Bridge Notes shall be convertible, at the option of the Purchaser, into equity securities or convertible debt financing to be issued by the Company in connection with a future financing (“Future Financing”) pursuant to the terms herein set forth.

NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

ARTICLE I

SALE OF BRIDGE NOTE

1.1 Purchase and Sale of the Bridge Note. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the closing of the transactions contemplated hereby (the “Closing”), the Bridge Note and Warrant for $1,000,000 (the “Purchase Price”).

1.2 Closing. The Closing shall be deemed to occur at the offices of Quarles & Brady, LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin at 5:00 p.m. CST on December 16th, 2007 or at such other place, date or time as mutually agreeable to the parties (the “Closing Date”).

1.3 Closing Matters. On the Closing Date, subject to the terms and conditions hereof, the following actions shall be taken:

(a) The Company will deliver to the Purchaser (i) the Bridge Note, dated the Closing Date, in the principal amount of $1,000,000; (ii) the Warrant; and (iii) the registration rights agreement in the form of Exhibit B attached hereto (the “Registration Rights Agreement”), each executed by a duly authorized officer.

(b) The Purchaser shall deliver to the Company the Purchase Price in immediately available funds to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

2.1 Organization and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiary or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as hereinafter defined).

2.2 No Violation. The Company is not in violation of: (a) any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents; or (b) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

2.3 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Bridge Note, the Warrant and each of the other agreements or instruments entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Bridge Note and Warrant in accordance with the terms hereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Bridge Note and Warrant, have been duly authorized by the board of directors of the Company (the “Board”), and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

2.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of any articles or articles of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

2.5 Governmental Consents. Except for the filing of a Form D with the Securities and Exchange Commission (the “SEC”), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person or entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing pursuant to the preceding sentence have been obtained or effected. The Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

2.6 Financial Information; SEC Documents. Since December 30, 2005, the Company has filed all reports, schedules, forms, statements and other documents (“SEC Documents”) required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in such SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchaser that is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

3.1 Organization. The Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

3.2 Authorization. This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

3.3 Investment Investigation. The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in the Bridge Note and Warrant and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in the Bridge Note. The Purchaser, in making the decision to purchase the Bridge Note and Warrant, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

3.4 Accredited Investor. The Purchaser is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3.5 No Distribution. The Purchaser is and will be acquiring the Bridge Note and Warrant for its own account, and not with a view to any resale or distribution of the Bridge Note in whole or in part, in violation of the Securities Act or any applicable securities laws.

3.6 Resale. The parties intend that the offer and sale of the Bridge Note and Warrant be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Bridge Note and Warrant purchased hereunder have not been, and may never be, registered under the Securities Act and that the Bridge Note and Warrant cannot be sold or transferred unless its is first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Bridge Note and Warrant may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

3.7 Reliance. The Purchaser understands that the Bridge Note and Warrant are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

ARTICLE IV

INDEMNIFICATION

4.1 Indemnification by the Company. The Company agrees to defend, indemnify and hold harmless the Purchaser and shall reimburse the Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained herein or in any certificate, document, or instrument delivered to the Purchaser pursuant hereto.

4.2 Indemnification by the Purchaser. The Purchaser agrees to defend, indemnify and hold harmless the Company and shall reimburse the Company for, from and against all Losses directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation of the Purchaser contained herein or in any certificate, document or instrument delivered to the Company pursuant hereto.

4.3 Procedure. The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 4.1 or 4.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Purchaser and the Company shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

ARTICLE V

COVENANTS

5.1 Terms of Debt Financing. The Purchaser may, at its option, convert all or a portion of the Bridge Note into equity securities or convertible debt financing to be offered by the Company in a Future Financing. The Bridge Note shall convert at a discount of 16.67% of the price per security offered by the Company in the Future Financing.

5.2 Issuance of Warrants under Bridge Note. The Company hereby agrees that at Closing it shall issue to the Purchaser a five-year warrant to purchase 2,500,000 shares of the Company’s common stock at an exercise price of $0.40 and otherwise in the form attached hereto as Exhibit C (the “Warrant”).

ARTICLE VI

MISCELLANEOUS

6.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, without regard to the conflicts of laws thereof.

6.2 Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

6.3 Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser.

6.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may assign its rights hereunder, and the Company may not assign its rights or obligations hereunder without the consent of the Purchaser or any of its successors, assigns, heirs, executors and administrators.

6.5 Entire Agreement. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

6.6 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

(a)	if to the Company:

Medical Solutions Management Inc.

237 Cedar Hill Street

Marlboro MA 01752

Attn: Chief Executive Officer

With a copy to:

Andrew B. White, Esq.

Bingham McCutchen

150 Federal Street

Boston, MA 02110

(b)	if to a Purchaser:

Vicis Capital Master Fund

Tower 56, Suite 700

126 E. 56th Street, 7th Floor

New York, NY 10022

Attn: Shad Stastney

with a copy to:

Andrew D. Ketter, Esq.

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of the Bridge Note (or any portion thereof) upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

6.8 Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

6.9 Expenses. Each party shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement.

6.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 6.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

6.11 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.12 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Note Purchase Agreement, as of the day and year first above written.

COMPANY:

MEDICAL SOLUTIONS MANAGEMENT INC.

/s/ Brian Leseperance
Name:	Brian Lesperance
Title:	President and Chief Executive Officer

PURCHASER:

VICIS CAPITAL MASTER FUND
By: Vicis Capital LLC

/s/ Keith Hughes
Name:	Keith Hughes
Title:	Chief Financial Officer

9

EXHIBIT A

FORM OF NOTE

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT MIGHT CONVERT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, PLEDGE, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

$1,000,000	Marlboro, Massachusetts
December , 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

PROMISSORY NOTE

Medical Solutions Management Inc., a Nevada corporation (the “Company”), for value received, hereby promises to pay to Vicis Capital Master Fund (the “Holder”) on December 16, 2008 (the “Maturity Date”), the principal amount of One Million Dollars ($1,000,000), and all interest accrued thereon, in accordance with the terms hereof, until paid in accordance with the terms hereof. This Note is issued in connection with that certain Note Purchase Agreement (the “Note Purchase Agreement”) of even date herewith between the Company and the Holder.

1. Terms of Note.

1.1. Interest. Interest shall accrue on the unpaid principal balance of this Note from the date hereof and shall be payable at the rate of five percent (5%) per annum, computed on the basis of a 365 day year for the actual number of days elapsed since the date hereof, until all unpaid principal under this Note shall have been repaid in full.

1.2. Prepayment. No portion of the principal amount of this Note may be paid by the Company at any time prior to the Maturity Date (including any extension thereof).

1.3. Conversion. This Note shall be convertible into securities offered by the Company in a future financing pursuant to the terms set forth in Section 5.1 of the Note Purchase Agreement.

2. Usury. This Note is hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Holder hereunder exceed the amount permissible under applicable law. If at any time the performance of any provision of this Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest, if any, as permitted by law, but not in excess of the lesser of (a) the agreed rate of interest set forth herein and (b) that permitted by law, and the balance toward the reduction of principal. The provisions of this Section 2 shall never be superseded or waived and shall control every other provision of this Note.

3. Miscellaneous.

3.1. Transfer of Note. The Holder may not assign or otherwise transfer this Note (or any portion hereof) or any of its rights hereunder without the prior written consent of the Company, and no interest herein shall be pledged or otherwise encumbered by the Holder without the prior written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

3.2. Titles and Subtitles. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

3.3. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or electronic transmission if sent during normal business hours of the recipient on a business day, or if not, then on the next business day; or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt (or, in the case of non-U.S. residents, two (2) business days after deposit with an internationally recognized overnight courier, specifying international priority delivery, with written verification of receipt). All communications shall be sent to the parties at the following addresses or at such other address as shall be given in writing by a party to the other parties:

Holder:	Vicis Capital Master Fund
Tower 56, Suite 700
126 E. 56th Street, 7th Floor
New York, NY 10022
Attn: Shad Stastney

Company:	Medical Solutions Management Inc.
237 Cedar Hill Street
Marlboro, MA 01752
Attention:	Chief Executive Officer

With a copy to:

Andrew B. White, Esq.
Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110

3.4. Collection Costs. Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Company hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys’ fees and other collection charges and expenses incurred or sustained by the Holder.

3.5. Amendments and Waivers. Any term of this Note may be amended (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 3.5 shall be binding upon the Holder and the Company and their successors and assigns. Any forbearance, failure or delay by the Holder in exercising any right, power or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

3.6. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.7. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its conflicts of laws principles.

3.8. Certain Waivers. The Company hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor.

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IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

MEDICAL SOLUTIONS MANAGEMENT INC.

By:
Name:	Brian Lesperance
Title:	President and Chief Executive Officer

Acknowledged and Agreed to:

VICIS CAPITAL MASTER FUND
By: Vicis Capital LLC

Name:	Keith Hughes
Title:	Chief Financial Officer

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT made this __ day of December, 2007 by and between Medical Solutions Management Inc., a Nevada corporation (the “Company”), and Vicis Capital Master Fund (the “Holder”).

RECITALS:

WHEREAS, simultaneously herewith, the Company and the Holder are entering into a Note Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company is issuing to the Holder a warrant (the “Warrant”) to purchase 2,500,000 shares of the Company’s common stock; and

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Purchase Agreement.

NOW THEREFORE, in consideration of the agreements set forth herein the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Common Stock” means the common stock, $0.001 par value per share, of the Company and any equity securities issued or issuable with respect to the Common Stock in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Warrant Shares” means the shares of Common Stock or other equity securities issued or issuable upon exercise of the Warrant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, are in effect.

“Holder” shall have the meaning set forth in the Preamble and any of such Holder’s successors or assigns.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Registration Statement” means a registration statement filed by the Company with the SEC for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 for an employee benefit plan or dividend reinvestment plan or a registration statement on Form S-4 for a merger, consolidation or acquisition on Form S-4 or any successor form, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Registration Expenses” means the expenses described in Section 4.

“Registrable Securities” means any (i) Warrant Shares and (ii) shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (y) such securities may be sold pursuant to Rule 144 (or any successor provision) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC issued under such Act, as they each may from time to time, be in effect.

“Selling Stockholder” means a Holder who has requested its Registrable Securities to be registered pursuant to Section 2 hereof.

2. Piggyback Registration. If, at any time, the Company proposes or is required to register any of its equity securities or securities convertible or exchangeable for equity securities under the Securities Act (other than pursuant to (i) registration on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan, Form S-8 or (ii) a merger, consolidation or acquisition, Form S-4), whether or not for its own account, the Company shall give at least 10 (ten) days written notice of its intention to do so to each Holder of record of Registrable Securities. Upon the written request of any Holder, made within 10 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use its best efforts to cause all such Registrable Securities, each Holder of which have so requested the registration thereof, to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by each Holder (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. There is no limitation on the number of piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect.

If a registration relates to an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to have its Registrable Securities included in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting (together with the Company) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Each Holder hereby agrees that, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included for sale in the registration) for a period specified by the Company and the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act.

Notwithstanding any other provision of this Agreement, if the underwriter or underwriters reasonably determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, to the securities the Company proposes to sell; (ii) second, to the Registrable Securities requested to be included in such registration by the Holders seeking registration under this Section 2 on a pro rata basis based on the total number of Registrable Securities held by such Holders; and (iii) third, to the Registrable Securities held by Holders other than Holders who requested that their Registrable Securities be included in such registration under this Section 2 pro rata based on the total number of Registrable Securities held by such Holders; provided, however, that in no event shall the amount of securities of the participating Holders included in the registration be reduced below 25% of the total amount of securities included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, limited liability company or corporation, the partners, former partners, members, former members and stockholders of such Holder, or the estates and family members of any such partners, former partners, members, former members or stockholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Holder or any stockholder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4.

3. Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

(i) file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause that Registration Statement to become and remain effective;

(ii) as expeditiously as possible prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than nine months from the effective date;

(iii) as expeditiously as possible furnish to Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Selling Stockholder and promptly notify the Selling Stockholder at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus would include an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Selling Stockholder; provided, however, that the Company shall no be required in connection with this Section 3(a) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

(b) If the Company has delivered preliminary or final prospectuses to the Selling Stockholder and, after having done so, the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholder and, if requested, the Selling Stockholder shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the Selling Stockholder with revised prospectuses and, following receipt of the revised prospectuses, the Selling Stockholder shall be free to resume making offers of the Registrable Securities.

4. Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Holder’s own counsel.

5. Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless such Selling Stockholder, and its directors and officers, each underwriter of such Registrable Securities, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, and any document incorporated therein by reference or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriters or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Selling Stockholder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder from Registrable Securities sold as contemplated herein.

(c) Each party entitled to Indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; providing, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

(d) If the indemnification provided for herein is unavailable to or insufficient to hold harmless an Indemnified Party hereunder, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements, omissions, actions, or inactions which resulted in such losses, claims, damages or liabilities. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, omission, action, or inaction. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action, suit, proceeding, investigation, or threat thereof with respect to which a claim for contribution may be made against an Indemnifying Party hereunder, such Indemnified Party shall, if a claim for contribution in respect thereto is to be made against an Indemnifying Party, give written notice to the Indemnifying Party of the commencement thereof (if the notice specified herein has not been given with respect to such action); provided, however, that the failure to so notify the Indemnifying Party shall not relieve it from any obligation to provide contribution which it may have to any Indemnified Party hereunder, except to the extent that the Indemnifying Party is actually prejudiced by the failure to give notice. The parties hereto agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of equitable considerations referred to herein.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5, contribution by any Selling Stockholder shall be limited in amount to the net amount of proceeds received by such Selling Stockholder from the sale of such Registrable Securities pursuant to such Registration Statement.

(f) If indemnification is available hereunder, the Indemnifying Parties shall indemnify each Indemnified Party to the fullest extent provided herein, without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for herein. The provisions hereof shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party, and shall survive the transfer of securities by any such party.

6. Underwritten Offering.

(a) In the case of any registration effected pursuant to this Agreement, the Company shall have the right to designate the managing underwriter in any underwritten offering.

(b) In the event that Registrable Securities are sold pursuant to a Registration Statement in an underwritten offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

7. SEC Reports. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; (c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration; and (d) so long as the Holder owns any Registrable Securities, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144.

8. Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, without regard to the conflicts of laws thereof.

9. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located the State and County of New York for purposes of all legal proceedings arising out of or relating to this Agreement. Each of the parties to this Agreement irrevocably waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have to the laying of the venue of any such proceeding brought in any such courts and any claim that any such proceeding brought in any such courts has been brought in an inconvenient forum. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any right to trial by jury in any such legal proceeding. Each of the parties to this Agreement hereby consents to service of process by notice in the manner specified in Section 6.6 of the Purchase Agreement and irrevocably waives, to the fullest extent permitted by law, any objection such party may now or hereafter have to service of process in such manner.

10. Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Holder.

11. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. The Holder may assign its rights hereunder provided that the Company must receive written notice of the transfer prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned. The Company may not assign its rights or obligations hereunder without the consent of the Holder or any of its successors, assigns, heirs, executors and administrators.

12. Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement, as of the day and year first above written.

COMPANY:

MEDICAL SOLUTIONS MANAGEMENT INC.

Name:	Brian Lesperance
Title:	President and Chief Executive Officer

HOLDER:

VICIS CAPITAL MASTER FUND
By: Vicis Capital LLC

Name:	Keith Hughes
Title:	Chief Financial Officer

EXHIBIT C

FORM OF WARRANT

THIS WARRANT OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN LOCK-UP AND LEAK-OUT AGREEMENT, DATED AS OF JUNE 28, 2006, AS MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, BY AND BETWEEN MEDICAL SOLUTIONS MANAGEMENT INC. (F/K/A CHINA MEDIA NETWORKS INTERNATIONAL, INC.) AND THE HOLDER HEREOF.

SERIES CS WARRANT TO PURCHASE SHARES

OF COMMON STOCK

Warrant Number	CS-[ ]

Date of Grant	December , 2007

Exercise Term	The purchase right represented by this Warrant is exercisable, in whole or in part, at any time after the Date of Grant (as hereinafter defined) and from time to time thereafter through and including the close of business on the date five (5) years from the Date of Grant (the “Expiration Date”); provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2(b) of this Warrant shall apply.

Name of Holder	Vicis Capital Master Fund

Right to Purchase the following number of shares of Common Stock of Medical Solutions Management Inc. (subject to adjustment as provided herein)	2,500,000

Warrant Price	$0.40

Medical Solutions Management Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, the “Holder” identified in the table above, or its registered assigns, is the registered holder of a warrant (the “Warrant”) to subscribe for and purchase the number of fully paid and nonassessable Common Stock set forth in the table above (as adjusted pursuant to Section 4 hereof, the “Warrant Shares”) of the Company, at a price per share equal to $0.40 (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

As used herein, (a) the term “Common Stock” shall mean the Company’s presently authorized Common Stock, par value $0.0001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term “Date of Grant” shall mean December 16, 2007, and (c) the term “Other Warrants” shall mean any warrant issued upon transfer or partial exercise of this Warrant. The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

1. Term. The term of the purchase right represented by this Warrant as set forth in the table above.

2. Exercise; Expiration; Redemption.

a. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time after the Date of Grant, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30)-day period.

b. Expiration. In the event that any portion of this Warrant is unexercised as of the Expiration Date, such portion of this Warrant shall automatically expire, and the holder hereof shall have no rights with respect to such unexercised portion of this Warrant.

3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes (other than any taxes determined with respect to, or based upon, the income of the person to whom such shares are issued), liens and charges (other than liens or charges created by actions of the holder hereof or the person to whom such shares are issued), and pre-emptive rights with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a. Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder hereof a new Warrant (in form and substance satisfactory to the holder hereof), so that the holder hereof shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

b. Subdivision or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

c. Stock Dividends. If at any time while this Warrant is outstanding and unexpired the Company shall pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.

d. Rights Offerings. In case the Company shall, at any time after the Date of Grant, issue rights, options or warrants to the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the Warrant Price in effect on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after such record date (or issuance date, as the case may be) shall be reduced, concurrently with such issue, to a price equal to the consideration received per share in connection with the issuance of such Additional Shares of Common Stock. In case such purchase or subscription price may be paid in part or in whole in a form other than cash, the fair value of such consideration shall be determined by the Board of Directors of the Company (the “Board of Directors”) in good faith as set forth in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if such issuance had not occurred, provided however, the Company shall adjust the number of Warrant Shares issued upon any exercise of this Warrant after the adjustment required pursuant to this Section 4(d) but prior to the date such subsequent adjustment is made, in order to equitably reflect the fact that such rights, options, warrants, or convertible or exchangeable securities were not so issued or expired or ceased to be convertible or exchangeable before they were exercised, converted, or exchanged (as the case may be).

e. Other Issuances of Securities. In case the Company or any subsidiary of the Company shall, at any time after the Date of Grant, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities or issued in any of the transactions described in Sections 4(a), 4(b), 4(c), or 4(d) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (iii) this Warrant and any shares issued upon exercise thereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Warrant Price in effect on the date of such issuance, then the Warrant Price shall be reduced, concurrently with such issue, to a price equal to the consideration received per share in connection with the issuance of such Additional Shares of Common Stock. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(e), the Board of Directors shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one (1) or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(e), the Board of Directors shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made.

f. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

g. Determination of Fair Market Value. For purposes of the Warrant, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean (i) if shares of Common Stock are traded on a national securities exchange (an “Exchange”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day), (ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on NASDAQ as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day), (iii) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing sale price, in each case on the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported by the Over the Counter Bulletin Board (the “OTCBB”), the National Quotation Bureau, Incorporated, or any other successor organization, (iv) if no closing sales price is reported for the Common Stock by the OTCBB, National Quotation Bureau, Incorporated or any other successor organization for such day, the average of the high and low bid and asked price of any of the market makers for the Common Stock as reported on the OTCBB or in the “pink sheets” by the Pink Sheets, LLC on the last five (5) trading days, or (v) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary. If the Board of Directors is unable to determine any Valuation (as defined below), or if the holders of at least fifty percent (50%) of all of the Warrant Shares then issuable hereunder (collectively, the “Requesting Holders”) disagree with the Board of Director’s determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors is communicated to the holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders’ determination of such Valuation, then the Company and a majority-in-interest of the Requesting Holders shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm’s determination of such Valuation shall be final, binding and conclusive on the Company and the holder hereof. Any and all costs and fees of such investment banking firm shall be borne equally by the Company and the Requesting Holders, however, if the Valuation is within 90% of either party’s valuation, then the other party shall pay all of the costs and fees of such investment banking firm. For purposes of this Section 4(g), the term “Valuation” shall mean the determination, to be made initially by the Board of Directors, of the fair market value per share of Common Stock pursuant to clause (v) above.

h. Subsequent Changes. If, at any time after any adjustment of the Warrant Price shall have been made hereunder as the result of any issuance, sale or grant of any rights, options, warrants or convertible or exchangeable securities, any of such rights, options or warrants or the rights of conversion or exchange associated with such convertible or exchangeable securities shall expire by their terms or any of such rights, options, warrants or convertible or exchangeable securities shall be repurchased by the Company or a subsidiary of the Company for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Company in connection with the issuance, sale or grant of such rights, options, warrants or convertible or exchangeable securities, the Warrant Price then in effect shall forthwith be increased to the Warrant Price that would have been in effect if such expiring right, option or warrant or rights of conversion or exchange or such repurchased rights, options, warrants or convertible or exchangeable securities had never been issued. Similarly, if at any time after any such adjustment of the Warrant Price shall have been made pursuant to Section 4(e) above (i) any additional aggregate consideration is received or becomes receivable by the Company in connection with the issuance of exercise of such rights, options, warrants or convertible or exchangeable securities or (ii) there is a reduction in the conversion or exchange ratio applicable to such convertible or exchangeable securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such rights, options or warrants (except where such reduction or decrease results from a combination of shares described in Section 4(b) above), the Warrant Price then in effect shall be forthwith readjusted to the Warrant Price that would have been in effect had such changes taken place at the time that such rights, options, warrants or convertible or exchangeable securities were initially issued, granted or sold. In no event shall any readjustment under this Section 4(h) affect the validity of any Warrant Shares issued upon any exercise of this Warrant prior to such readjustment.

i. Excluded Transactions. Notwithstanding the foregoing, Sections 4(d) or 4(e) above shall not apply to: (i) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors; provided that, at the time of any such issuance under clause (i) above, the aggregate of such issuances under clause (i) in the then preceding 12 month period shall not exceed 3,000,000 shares of Common Stock (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); provided, further that, the aggregate issuance after December 30, 2005 shall not, in any event, exceed 5,580,000 (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Date of Grant; (iii) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (iv) the issuance of shares of Common Stock in connection with a bona fide joint venture or business acquisition of or by the Company approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise; provided that, at the time of any such issuance under clause (iv) above, the aggregate of such issuances under clause (iv) in the preceding 12 month period shall not exceed 10% of the then outstanding Common Stock (assuming full conversion and exercise of all convertible and exercisable securities); and (v) the issuance of shares of Common Stock upon conversion or exercise of the Series A Warrants, Series B Warrants, Series C Warrants, Series BD Warrants, or Series CS Warrants issued by the Company on or prior to the Date of Grant.

5. Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall deliver to the holder hereof a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(g) above) of a share of Common Stock on the date of exercise.

7. Compliance with Securities Act; Disposition of Warrant or Warrant Shares.

a. Compliance with Securities Act. The holder hereof, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). Upon exercise of this Warrant, the holder hereof shall confirm in writing, by executing the form attached as Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY.”

In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

(1) The holder hereof is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder hereof has executed a confidentiality agreement and will hold all information governed by that agreement in accordance with the terms of such agreement. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.

(2) The holder hereof understands that this Warrant and the Warrant Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of such holder’s investment intent as expressed herein. In this connection, the holder hereof understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if such holder’s representation was predicated solely upon a present intention to hold this Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of this Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.

(3) The holder hereof further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

(4) The holder hereof is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(5) The holder hereof further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the holder hereof may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.

(6) The holder hereof further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

b. Exchange. This Warrant may be exchanged, without payment of any service charge, for one (1) or more new Warrants of like tenor exercisable for the same aggregate number of shares of Common Stock upon surrender to the Company by the registered holder hereof in person or by legal representative or by attorney duly authorized in writing and, upon issuance of the new Warrant or Warrants, the surrendered Warrant shall be cancelled and disposed of by the Company.

c. Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Securities Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(c) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made and neither this Warrant nor any Warrant shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Warrant or such Warrant Shares may (i) as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied and (ii) be offered, sold, distributed or otherwise transferred to any Affiliate of the Holder without regard to this Section 7, but only if the Company is in receipt of an opinion of counsel as to the permissibility of such transfer under federal and state securities laws and an investor representation letter from the transferee, in form and substance reasonably satisfactory to the Company. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions. As used herein, “Affiliate of the Holder” shall mean (x) any owner, shareholder, partner or member of the holder hereof, and (y) any other Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) with the holder hereof.

8. Rights as Stockholders; Information. No holder hereof, as such, shall be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder hereof such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

9. Additional Rights.

9.1 Mergers. In the event that the Company undertakes to (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of, the Company will use its best efforts to provide at least thirty (30) days notice of the terms and conditions of the proposed transaction. The Company shall cooperate with the holder in consummating the sale of this Warrant in connection with any such transaction.

10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number shown on the books of the Company, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

Any party hereto may change its address for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth herein.

12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company’s expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

13. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

14. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts (without regard to principles of conflicts of laws).

16. Remedies. In case any one (1) or more of the covenants and agreements contained in this Warrant shall have been breached, the holder hereof (in the case of a breach by the Company), or the Company (in the case of a breach by the holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

17. Acceptance. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

18. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against impairment.

19. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) by endorsement by the Transferor of the form of assignment attached as Exhibit B hereto. On the surrender for exchange of this Warrant, with the Transferor’s endorsement and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will, at the Transferor’s sole cost and expense, including payment by the Transferor of any applicable transfer taxes, issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified by the Transferor (each, a “Transferee”), providing for in the aggregate on the face or faces thereof the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. Notwithstanding the foregoing, no such transfers shall result in any public distribution of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	Brian Lesperance
Its:	President

Dated: December     , 2007

NOTICE TO FLORIDA RESIDENTS

WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA (EXCLUDING CERTAIN INSTITUTIONAL PURCHASERS DESCRIBED IN SECTION 517.061(7) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT) (THE “ACT”), ANY SUCH SALE MADE PURSUANT TO SECTION 517.061(11) OF THE ACT SHALL BE VOIDABLE BY THE PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, OR AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

EXHIBIT A

FORM OF NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase          shares of Common Stock of Medical Solutions Management Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)

(Date)

EXHIBIT B

FORM OF ASSIGNMENT

(To be signed only on transfer of the Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto                                                               the right represented by the within Series CS Warrant No. CS-     to purchase                      shares of Common Stock of Medical Solutions Management Inc. to which the within Series CS Warrant No. CS-     relates, and appoints                                                               Attorney-in-Fact to transfer such right on the books of Medical Solutions Management Inc., with full power of substitution in the premises.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)